                                                                   EXHIBIT 10.2



                     THE AMERICAN INSTITUTE OF ARCHITECTS
                                    [LOGO]



________________________________________________________________________________

                              AIA Document A107
                        ABBREVIATED FORM OF AGREEMENT
                         BETWEEN OWNER AND CONTRACTOR
               For CONSTRUCTION PROJECTS OF LIMITED SCOPE where
                   the Basis of Payment is a STIPULATED SUM

                                 1987 EDITION

      THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.

 This document includes abbreviated General Conditions and should not be used with other general conditions.
  It has been approved and endorsed by The Associated General Contractors of
                                   America.
________________________________________________________________________________

AGREEMENT

made as of the                    9th day of October                              in the year of
Nineteen Hundred and              Ninety-Five

BETWEEN the Owner:                Yager Kuester Public Fund Limited Partnership
(Name and address)                700 East Morehead St., Suite 200
                                  Charlotte, NC 28202-2703

and the Contractor:               Price Davis Construction, Inc.
(Name and address)                1800 East Blvd.
                                  Charlotte, NC 28202

The Project is:                   Internal Revenue Service
(Name and location)               Eastpark Executive Center
                                  Charlotte, NC

The Architect is:                 Shook Design Group
(Name and address)                The Atherton Mill
                                  200 South Blvd., Suite 510
                                  Charlotte, NC 28203

The Owner and Contractor agree as set forth below.
________________________________________________________________________________
         Copyright 1936, 1951, 1958, 1961, 1963, 1966, 1974, 1978, (C)1987 by
         The American Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C. 20006. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.
________________________________________________________________________________

                                  ARTICLE 1

                          THE WORK OF THIS CONTRACT

1.1 The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

As delineated in the attached Price Davis letter of September 6, 1995 to Mr. Donald J. Wroble, Yager Construction Company, Inc. and the covered Bid Form of the same date, as well as the attached Price Davis letter of October 20th, 1995 to Mr. Jerry Moore, the Kuester Companies.







                                  ARTICLE 2
               DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

2.1 The date of commencement is the date from which the Contract Time of Paragraph 2.2 is measured, and shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)


1 day following completion of the Swing Space Phase I in Building I currently being performed by others.

2.2 The Contractor shall achieve Substantial Completion of the entire Work not later than May 14, 1996.

(Insert the calendar date or number of calendar days after the date of commencement. Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents.)



,subject to adjustments of this Contract Time as provided in the Contract Documents.

(Insert provisions, if any, for liquidated damages relating to failure to complete on time.)



                                  ARTICLE 3
                                 CONTRACT SUM

3.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum of Five Hundred Sixteen Thousand Two Hundred Ninety Dollars ($516,290.00), subject to additions and deductions as provided in the Contract Documents.

3.2 The Contract Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(State the numbers or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date until which that amount is valid.)

         N/A



3.3      Unit prices, if any, are as follows:


         N/A







                                  ARTICLE 4
                              PROGRESS PAYMENTS

4.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents. The period covered by each Application for Payment shall be one calendar month ending on the 1st day of the month, or as follows:

Invoice by 25th; Payment due 15th of following month.




4.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(Insert rate of interest agreed upon, if any.)

         12% per annum.



(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the owner's and Contractors principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

                                  ARTICLE 5
                                FINAL PAYMENT

5.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when the Work has been completed, the Contract fully performed, and a final Certificate for Payment has been issued by the Architect.


                                  ARTICLE 6
                      ENUMERATION OF CONTRACT DOCUMENTS

6.1 The Contract Documents are listed in Article 7 and, except for Modifications issued after execution of this Agreement, are enumerated as follows:

6.1.1 The Agreement is this executed Abbreviated Form of Agreement Between Owner and Contractor, AIA Document A107, 1987 Edition.

6.1.2  The Supplementary and other Conditions of the Contract are those
contained in the Project Manual dated August 14, 1995           , and are as
follows:  All listed in Section 00005.

DOCUMENT                               TITLE                             PAGES


None in addition to those noted above.





6.1.3 The Specifications are those contained in the Project Manual dated as in Subparagraph 6.1.2, and are as follows:
(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

SECTION                                TITLE                             PAGES


See Section 00005 of Project Manual notes in 6.1.2.

6.1.4    The Drawings are as follows, and are dated (see below)                          unless a different date is shown below:
(Either list the Drawings here or refer to an exhibit attached to this agreement.)

NUMBER                       TITLE                                                            DATE

G001                                                                                          14 August 1995
a100                         Site Plan                                                        14 August 1995
A001                         Schedules & Details                                              14 August 1995
A100                         Building One Floor Plan                                          14 August 1995
A101                         Building Two (6635) Floor Plan                                   14 August 1995
A160                         Enlarged Plans & Details                                         14 August 1995
A500                         Building One Reflected Ceiling Plan                              14 August 1995
A501                         Building Two Reflected Ceiling Plan                              14 August 1995
A600                         Building One Furniture Plan                                      14 August 1995
A601                         Building Two Furniture Plan                                      14 August 1995
M100                         Building One Floor Plan                                          26 July   1995
M101                         Building Two Floor Plan                                          20 April  1995
M102                         Schedules & Details                                              26 July   1995
P100                         Building One Floor Plan                                          14 August 1995
P101                         Building Two Floor Plan                                          14 August 1995
P102                         Specifications & Details                                         14 August 1995
E1                           Building One Lighting Plan                                       11 August 1995
E2                           Building One Power Plan                                          11 August 1995
E3                           Building Two Lighting Plan                                       11 August 1995
E4                           Building Two Power Plan                                          11 August 1995
E5                           Building One Schedules & Details                                 11 August 1995
E6                           Building Two Schedules & Details                                 11 August 1995





Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 6.

6.1.6 Other documents, if any, forming part of the Contract Documents are as follows:

(List any additional documents which are intended to form part of the Contract Documents.)

See Article 1.1

                              GENERAL CONDITIONS

                                  ARTICLE 7
                              CONTRACT DOCUMENTS

7.1 The Contract Documents consist of this Agreement with Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to the execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement. The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the intended results.

7.2 The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor or (3) between any persons or entities other than the Owner and Contractor.

7.3 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site and become familiar with the local conditions under which the Work is to be performed.

7.4 The term "Work" means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project.



                                  ARTICLE 8
                                    OWNER

8.1      The Owner shall furnish surveys and a legal description of the site.

8.2 Except for permits and fees which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for the construction, use or occupancy of permanent structures or permanent changes in existing facilities.

8.3 If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents or persistently fails to carry out the Work in accordance with the Contract Documents, the Owner, by a written order, may order the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity.



                                  ARTICLE 9
                                  CONTRACTOR

9.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless Contract Documents give other specific instructions concerning these matters.

9.2 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for the proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

9.3 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

9.4 The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform with the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

9.5 Unless otherwise provided in the Contract Documents, the Contractor shall pay sales, consumer, use, and other similar taxes which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect, and shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work.

9.6 The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations, and lawful orders of public authorities bearing on performance of the Work. The Contractor shall promptly notify the Architect and Owner if the Drawings and Specifications are observed by the Contractor to be at variance therewith.

9.7 The Contractor shall be responsible to the Owner for the acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and other persons performing portions of the Work under a contract with the Contractor.

9.8 The Contractor shall review, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness. The Work shall be in accordance with approved submittals. When professional certification of performance criteria of materials, systems or equipment is required by the Contract Documents, the Architect shall be entitled to rely upon the accuracy and completeness of such certifications.

9.9 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus materials.

9.10 The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

9.11 The Contractor shall pay all royalties and license fees; shall defend suits or claims for infringement of patent rights and shall hold the Owner harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents unless the Contractor has reason to believe that there is an infringement of patent.

9.12 To the fullest extent permitted by law, the Contractor shall indemnify and hold harmless the Owner, Architect, Architect's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 9.12.

9.12.1 In claims against any person or entity indemnified under this Paragraph
9.12 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this Paragraph 9.12 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers' or workmen's compensation acts, disability benefit acts or other employee benefit acts.

9.12.2 The obligations of the Contractor under this Paragraph 9.12 shall not extend to the liability of the Architect, the Architect's consultants, and agents and employees of any of them arising out of (1) the preparation or approval of maps, drawings, opinions, reports, surveys, Change Orders, Construction Change Directives, designs or specifications, or (2) the giving of or the failure to give directions or instructions by the Architect, the Architect's consultants, and agents and employees of any of them provided such giving or failure to give is the primary cause of the injury or damage.

                                   ARTICLE 10
                         ADMINISTRATION OF THE CONTRACT

10.1 The Architect will provide administration of the Contract and will be the Owner's representative (1) during construction, (2) until final payment is due and (3) with the Owner's concurrence, from time to time during the correction period described in Paragraph 18.1

10.2 The Architect will visit the site at intervals appropriate to the stage of construction to become generally familiar with the progress and quality of the completed Work and to determine in general if the Work is being performed in a manner indicating that the Work, when completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check quality or quantity of the Work. On the basis of on-site observations as an architect, the Architect will keep the Owner informed of progress of the Work and will endeavor to guard the Owner against defects and deficiencies in the Work.

10.3 The Architect will not have control over or charge of and will not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor's responsibility as provided in Paragraphs
9.1 and 16.1. The Architect will not be responsible for the Contractor's failure to carry out the Work in accordance with the Contract Documents.

10.4 Based on the Architect's observations and evaluations of the Contractor's Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

10.5 The Architect will interpret and decide matters concerning performance under and requirements of the Contract Documents on written request of either the Owner or Contractor. The Architect will make initial decisions on all claims, disputes or other matters in question between the Owner and Contractor, but will not be liable for results of any interpretations or decisions rendered in good faith. The Architect's decisions in matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents. All other decisions of the Architect, except those which have been waived by making or acceptance of final payment, shall be subject to arbitration upon the written demand of either party.

10.6 The Architect will have authority to reject Work which does not conform to the Contract Documents.

10.7 The Architect will review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given the design concept expressed in the Contract Documents.

10.8 All claims or disputes between the Contractor and the Owner arising out or relating to the Contract, or the breach thereof, shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect unless the parties mutually agree otherwise and subject to an initial presentation of the claim or dispute to the Architect as required under Paragraph 10.5. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association and shall be made within a reasonable time after the dispute has arisen. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to the Contract Documents shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Agreement under which such arbitration arises, unless it is shown at the time the demand for arbitration is filed that (1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, (3) the interest or responsibility of such person or entity in the matter is not insubstantial, and (4) such person or entity is not the Architect or any of the Architect's employees or consultants. The agreement herein among the parties to the Agreement and any other written agreement to arbitrate referred to herein shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

                                   ARTICLE 11
                                  SUBCONTRACTS

11.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site.

11.2 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of the Subcontractors for each of the principal portions of the Work. The Contractor shall not contract with any Subcontractor to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall be required to contract with anyone to whom the Contractor has made reasonable objection. Contracts between the Contractor and Subcontractors shall (1) require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by the terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities which the Contractor, by the Contract Documents, assumes toward the Owner and Architect, and (2) allow to the Subcontractor the benefit of all rights, remedies and redress afforded to the Contractor by these Contract Documents.

                                   ARTICLE 12
                CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

12.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under conditions of the contract identical or substantially similar to these, including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such claim as provided elsewhere in the Contract Documents.

12.2 The Contractor shall afford the Owner and separate contractors reasonable opportunity for the introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.

12.3 Costs caused by delays, improperly timed activities or defective construction shall be borne by the party responsible therefor.

                                   ARTICLE 13
                              CHANGES IN THE WORK

13.1 The Owner, without invalidating the Contract, may order changes in the Work consisting of additions, deletions or modifications, the Contract Sum and Contract Time being adjusted accordingly. Such changes in the Work shall be authorized by written Change Order signed by the Owner, Contractor and Architect, or by written Construction Change Directive signed by the Owner and Architect.

13.2     The Contract Sum and Contract Time shall be changed only by Change
Order.

13.3 The cost or credit to the Owner from a change in the Work shall be determined by mutual agreement.

                                   ARTICLE 14
                                      TIME

14.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

14.2 The date of Substantial Completion is the date certified by the Architect in accordance with Paragraph 15.3.

14.3 If the Contractor is delayed at any time in progress of the Work by changes ordered in the Work, by labor disputes, fire, unusual delay in deliveries, abnormal adverse weather conditions not reasonably anticipatable, unavoidable casualties or any causes beyond the Contractor's control, or by other causes which the Architect determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Architect may determine.

                                   ARTICLE 15
                            PAYMENTS AND COMPLETION

15.1 Payments shall be made as provided in Articles 4 and 5 of this Agreement.

15.2 Payments may be withheld on account of (1) defective Work not remedied, (2) claims filed by third parties, (3) failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment,
(4) reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum, (5) damage to the Owner or another contractor, (6) reasonable evidence that the Work will not be completed within the Contract Time and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay, or (7) persistent failure to carry out the Work in accordance with the Contract Documents.

15.3 When the Architect agrees that the Work is substantially complete, the Architect will issue a Certificate of Substantial Completion.

15.4 Final payment shall not become due until the Contractor has delivered to the Owner a complete release of all liens arising out of this Contract or receipts in full covering all labor, materials and equipment for which a lien could be filed, or a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys' fees.

15.5 The making of final payments shall constitute a waiver of claims by the Owner except those arising from:

         .1      liens, claims, security interests or encumbrances arising out of the Contract and unsettled;
         .2      failure of the Work to comply with the requirements of the
                 Contract Documents; or
         .3      terms of special warranties required by the Contract Documents.

Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

                                   ARTICLE 16
                       PROTECTION OF PERSONS AND PROPERTY

16.1 The Contractor shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with the performance of the Contract. The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss:

         .1      employees on the Work and other persons who may be affected thereby;
         .2      the Work and materials and equipment to be incorporated
                 therein; and
         .3      other property at the site or adjacent thereto.

The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons and property and their protection from damage, injury or loss. The Contractor shall promptly remedy damage and loss to property at the site caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Subparagraphs 16.1.2 and 16.1.3, except for damage or loss attributable to acts or omissions of the Owner or Architect or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor's obligations under Paragraph 9.12.

16.2 The Contractor shall not be required to perform without consent any Work relating to asbestos or polychlorinated biphenyl (PCB).

                                   ARTICLE 17
                                   INSURANCE

17.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located insurance for protection from claims under workers' or workmen's compensation acts and other employee benefit acts which are applicable, claims for damages because of bodily injury, including death, and from claims for damages, other than to the Work itself, to property which may arise out of or result from the Contractor's operations under the Contract, whether such operations be by the Contractor or by a Subcontractor or anyone directly or indirectly employed by any of them. This insurance shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater, and shall include contractual liability insurance applicable to the Contractor's obligations under Paragraph 9.12. Certificates of such insurance shall be filed with the Owner prior to the commencement of the Work.

17.2 The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance. Optionally, the Owner may purchase and maintain other insurance for self-protection against claims which may arise from operations under the Contract. The Contractor shall not be responsible for purchasing and maintaining this optional Owner's liability insurance unless specifically required by the Contract Documents.

17.3 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance upon the entire Work at the site to the full insurable value thereof. This insurance shall be on an all-risk policy form and shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Work and shall insure against the perils of fire and extended coverage and physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief.

17.4 A loss insured under Owner's property insurance shall be adjusted with the Owner and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to the requirements of any applicable mortgagee clause.

17.5 The Owner shall file a copy of each policy with the Contractor before an exposure to loss may occur. Each policy shall contain a provision that the policy will not be cancelled or allowed to expire until at least 30 days' prior written notice has been given to the Contractor.

17.6 The Owner and Contractor waive all rights against each other and the Architect, Architect's consultants, separate contractors described in Article 12, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other perils to the extent covered by property insurance obtained pursuant to this Article 17 or any other property insurance applicable to the Work, except such rights as they may have to the proceeds of such insurance held by the Owner as fiduciary. The Contractor shall require similar waivers in favor of the Owner and the Contractor by Subcontractors and Sub-subcontractors. The Owner shall require similar waivers in favor of the Owner and Contractor by the Architect, Architect's consultants, separate contractors described in Article 12, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them.

                                   ARTICLE 18
                               CORRECTION OF WORK

18.1 The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed, and shall correct any Work found to be not in accordance with the requirements of the Contract Documents within a period of one year from the date of Substantial Com-pletion of the Contract or by terms of an applicable special warranty required by the Contract Documents. The provisions of this Article 18 apply to Work done by Subcontractors as well as to Work done by direct employees of the Contractor.

18.2 Nothing contained in this Article 18 shall be construed to establish a period of limitation with respect to the obligations which the Contractor might have under the Contract Documents. Establishment of the time period of one year as described in Paragraph 18.1 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor's liability with respect to the Contractor's obligations other than specifically to correct the Work.

                                   ARTICLE 19
                            MISCELLANEOUS PROVISIONS

19.1 The Contract shall be governed by the law of the place where the Project is located.

19.2 As between the Owner and the Contractor, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued:

         .1 not later than the date of Substantial Completion for acts or failures to act occurring prior to the relevant date of Substantial Completion;

         .2 not later than the date of issuance of the final Certificate for Payment for acts or failures to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Certificate for Payment; and

         .3 not later than the date of the relevant act or failure to act by the Contractor for acts or failures to act occurring after the date of the final Certificate for Payment.

                                   ARTICLE 20

                          TERMINATION OF THE CONTRACT

20.1 If the Architect fails to recommend payment for a period of 30 days through no fault of the Contractor, or if the Owner fails to make payment thereon for a period of 30 days, the Contractor may, upon seven additional days' written notice to the Owner and the Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages applicable to the Project.

20.2 If the Contractor defaults or persistently fails or neglects to carry out the Work in accordance with the Contract Documents or fails to perform a provision of the Contract, the Owner, after seven days' written notice to the Contractor and without prejudice to any other remedy the Owner may have, may make good such deficiencies and may deduct the cost thereof, including compensation for the Architect's services and expenses made necessary thereby, from the payment then or thereafter due the Contractor. Alternatively, at the Owner's option, and upon certification by the Architect that sufficient cause exists to justify such action, the Owner may terminate the Contract and take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor and may finish the Work by whatever method the Owner may deem expedient. If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect's services and expenses made necessary thereby, such excess shall be paid to the Contractor, but if such costs exceed such unpaid balance, the Contractor shall pay the difference to the Owner.

                                   ARTICLE 21
                         OTHER CONDITIONS OR PROVISIONS

















This Agreement entered into as of the day and year first written above.

OWNER                                       CONTRACTOR


/s/ Faison S. Kuester, Jr.                  /s/ David Comstock
--------------------------------------      ----------------------------------
(Signature)                                 (Signature)


Faison S. Kuester, Jr. General Partner      David C. Comstock Project Manager
--------------------------------------      ----------------------------------
(Printed name and title)                    (Printed name and title)

[PRICE DAVIS CONSTRUCTION, INC LETTERHEAD]

September 6, 1995

Mr. Donald J. Wroble
Project Manager
Yager Construction Company, Inc.
600 Towne Centre Blvd.
Suite 110
Pineville, NC  28134

Re:      Internal Revenue Service
         Eastpark Executive Center

Dear Don:

Please find enclosed our bid form on the above referenced project. In addition to our bid, we would like to offer the following as clarification:

         1) Per conversations with Owners, ceiling will be replaced as required; not replaced entirely as called out on bid documents.

         2) Building Owner expressed interest in reusing doors as would be practical. However, specifications call for doors to be factory finished. Therefore, all new doors have been priced. Additionally, existing doors may have compatibility problem with specified hardware.

         3) Existing storefront has been discontinued. However, we have priced comparable product "to match".

         4) After making several attempts to contact Powerflor to solicit information about their product, we have assumed the installation to be similar to normal carpet in that it would occur after the construction of walls.

         5) It is our understanding that Powerflor will be handled directly by Yager Construction.

         6)      Paint finish is not specified and is assumed to be flat latex.

Mr. Donald Wroble
Page Two


         7) In the absence of a profile or wood species for chairrail, paint or stain grade, 3" birch was used for estimating purposes.

         8) There is a premium charge for the specified non-stock color for the access flooring. If a color other than gray matrix is chosen, some savings could be generated in this area.

         9) It is assumed that blinds will remain in the building and are not part of this contract. If this assumption is incorrect, a price can be obtained readily.

         10) The fire protection system in the computer room, as drawn, shows no indication of a preaction type system. This type system is common in similar applications and may want to be considered by Owner or tenant.

Thank you very much for allowing us the opportunity to bid this job. Should you have any further questions, please do not hesitate to call.

Sincerely,

PRICE DAVIS CONSTRUCTION, INC.

/s/ Skeeter Davis
Skeeter Davis

SD:ph

enclosure

                                    BID FORM




Yager Construction Company, Inc.
600 Towne Centre Blvd., Suite 110
Pineville, N.C. 28134


Gentlemen:

The undersigned bidder, having carefully examined the Bidding Requirements, Conditions of the Contract, Drawings, Specifications, and all subsequent Addenda as prepared by Shook Design Group, visited the site, and being familiar with all conditions and requirements of the work, hereby agrees to furnish all material, labor, equipment and services including all allowances to complete the construction of:

         I.R.S. Renovations
         East Park Executive Center
         Charlotte, N.C.

In accordance with the Plans, Specifications and Contract Documents, prepared by Shook Design Group for the sum of:

Five Hundred Sixteen Thousand Dollars ($516,290.00)
-----------------------------           ----------
Two Hundred Ninety Dollars
The following companies shall execute subcontracts for the portions of the work indicated. If a portion of the work indicated will be performed by the bidder, state "Bidder":

Plumbing Construction (Company Name & License No.)    N/A
                                                  ------------------------

HVAC Construction (Company Name & License No.)        N/A
                                              ----------------------------

Electrical Construction (Company Name & License No.)  N/A
                                                    ----------------------

TIME OF COMPLETION

The bidder further proposes and agrees hereby to commence work under this contract on a date specified in a written order of the designer and shall complete work on or before January 18, 1996.

CONTRACTOR'S LICENSE

The undersigned further states that he is a duly licensed Contractor for the type of work proposed in the State of North Carolina and that all fees, permits, etc. pursuant to the submission of this proposal paid in full.

Respectfully submitted the 6th day of Sept.  , 1995.
                          -----      --------    --
   Price Davis Construction, Inc.
--------------------------------------------------------
              (Name of Firm or Corporation making Bid)


WITNESS:                     By:
                                    ---------------------------------
                             Title: President
                                    ---------------------------------
                              (Owner/Partner/President/Vice President)
                              Address:  1800 East Blvd.
                                      -------------------------------
                                        Charlotte, NC 28203
                                      -------------------------------
                             Phone:    704/342-1025
                                      -------------------------------
                             License:  NC #23402
                                      -------------------------------
                             Federal I.D. No: 56-1585325
                                             ------------------------

Attest:

By:                                         (Affix Corporate Seal Here)
   ----------------------------------
Title:  Corporate Secretary/VP
       ------------------------------
        (Corp. Sec. or Ass't Sec Only)

Addenda Received and used in preparing proposal.

Addendum No (1)     8/30/95       Addendum No (4)
               -----------------                 ---------------
Addendum No (2)                   Addendum No (5)
               -----------------                 ---------------
Addendum No (3)                   Addendum No (6)
               -----------------                 ---------------

                                END OF BID FORM

[PRICE DAVIS CONSTRUCTION, INC. LETTERHEAD]

October 20, 1995

Mr. Jerry Moore
The Kuester Companies
711 East Morehead Street, Suite 200
Charlotte, NC 28202-2703

Re:      Clarification of scope
         IRS @ Eastpark Executive Center

Dear Jerry:

With the start of the project and the formalization of a contract, we would like to take this opportunity to clarify any discrepancies that might exist between the contract documents as drawn and specified and what is contained in our bid. This list supplements our letter of September 6, 1995 to Yager Construction, covering our bid. The items listed below have been discussed previously, and to the best of our knowledge are acceptable.

DIVISION 1: The SUBMITTAL requirements as specified have the potential to delay the work. We suggest a meeting with the Architect to determine which submittals are essential and to schedule those submittals both for production and review. This might be done at the required pre-construction meeting.

DIVISION 6: The WOOD TRIM is priced as birch, paint grade or stain grade depending on its use.

DIVISION 8: HOLLOW METAL FRAMES are priced per the door schedule as knock-down except where rating requires welded. The frames are a painted finish, semi-gloss latex, color of your choice.
           WOOD DOORS are priced as shop finished stain grade birch (based on current Building Standard) as opposed to Red Oak-stained, Birch-painted in the specifications.
           The replacement STOREFRONT is not as specified as the product in-place currently is out of production. The new storefront is priced "to match."

DIVISION 9: Per the request of the Architect, we are pricing an alternate to use a pre-finished Muras wall system. The price in the contract utilizes gypsum wall board.
            The ACOUSTIC CEILING SYSTEM is priced to utilize as much of the existing grid and tile as possible.
            Wall PAINT is flat latex.

Letter to Mr. Jerry Moore
October 20, 1995
Page 2


DIVISION 10: The RAISED FLOOR SYSTEM specified requires a production lead of 6 to 8 weeks. The raised flooring priced is a standard computer room specification (all-steel panel, designed for 1000 # concentrated loading, bolted grid understructure, in gray tone (std 61) high pressure laminate finish) which if released immediately will be available to meet the schedule.
           The POWERFLOR SYSTEM, by separate contract, must be coordinated with our construction immediately to ensure that the schedule may be met.

DIVISION 15: The FIRE PROTECTION SYSTEM is priced per the plans. We do not include a preaction type system in the computer room.

DIVISION 16: ELECTRICAL WIRING is terminated in the walls with wiring and hook up to the devices to be completed under the separate Powerflor contract.

This letter is attached to the following contract and is intended to be a part of that contract. Please review this letter and the contract and call me with any questions or concerns. If both are satisfactory, please sign both original contracts, and return one for our records.

We very much appreciate the opportunity to be of service and look forward to the successful completion of this project.

Sincerely,

PRICE-DAVIS CONSTRUCTION, INC.


/s/ Dave Comstock
-----------------
David C. Comstock
Project Manager


Copy:  Greg Long
       Skeeter Davis